Exhibit 99.1
FOR IMMEDIATE RELEASE:
December 17, 2009
MuniMae Announces Filing of Form 8-K and Schedules Conference Call
BALTIMORE — December 17, 2009 — Municipal Mortgage & Equity, LLC (OTC: MMAB) (“MuniMae” or “the Company,”) announced today that it has filed with the Securities and Exchange Commission a Form 8-K which provides current business information. The Company also announced that it will host a conference call on Monday, December 21, 2009 at 8:30 a.m. ET to provide a business update.
The conference call will be webcast. All interested parties are welcome to attend the live webcast, which can be accessed through the “Investor Relations” section of our website (www.munimae.com). You can also join the conference call by dialing (866) 700-7101 (passcode: 55422942).
An archived replay of the event will be available through January 23, 2010 at (888) 286-8010 (passcode: 36193693).
MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com
For more information:
Jessica C. Sanzone, Investor Relations Coordinator
888/788-3863

13